Investors: Conor McNamara +1.858.291.6421 ir@illumina.com

Media: Christine Douglass pr@illumina.com

Illumina Reports Financial Results for First Quarter of Fiscal Year 2026

San Diego, April 30, 2026 /PRNewswire/ -- Illumina, Inc. (Nasdaq: ILMN) (“Illumina” or the “company”) today announced its financial results for the first quarter of fiscal year 2026.

First quarter 2026 results:
•Revenue of $1.09 billion for Q1 2026, up 4.8% from Q1 2025 (ROW1 organic revenue growth of 3.5%)
•GAAP operating margin of 19.2% and non-GAAP operating margin of 21.9%
•GAAP diluted EPS of $0.87 and non-GAAP diluted EPS of $1.15
•On April 28, 2026, our Board of Directors authorized an additional $1.5 billion in share repurchases

“Illumina delivered a strong start to 2026, reflecting strength of the Illumina ecosystem and progress against our strategy,” said Jacob Thaysen, Chief Executive Officer of Illumina. “Demand for NovaSeq X is increasing as we help our clinical customers expand into new application areas. With our strong first quarter performance, we are raising our full-year revenue and EPS guidance.”

Fiscal year 2026 guidance:
For fiscal year 2026, we now expect:
•Total revenue of $4.52-$4.62 billion, a $20 million increase at the mid-point versus our prior guidance
•Reported revenue growth of 4%-6% and ROW organic revenue growth of 2%-4%, both unchanged from prior guidance
•Non-GAAP operating margin of 23.4%-23.6% versus our prior guidance of 23.3%-23.5%
•Non-GAAP diluted EPS of $5.15-$5.30 versus our prior guidance of $5.05-$5.20

First quarter results

	GAAP		Non-GAAP (a)
Dollars in millions, except per share amounts	Q1 2026	Q1 2025	Q1 2026	Q1 2025
Revenue	$1,091	$1,041	$1,091	$1,041
Gross margin	66.1%	65.6%	68.2%	67.4%
Operating profit	$209	$164	$239	$212
Operating margin	19.2%	15.8%	21.9%	20.4%
Diluted EPS	$0.87	$0.82	$1.15	$0.97

(a)See tables in “Results of Operations - Non-GAAP” section below for GAAP and non-GAAP reconciliations.

Capital expenditures for free cash flow purposes were $38 million for Q1 2026. Cash flow provided by operations was $289 million, compared to $240 million in the prior year period. Free cash flow (cash flow provided by operations less capital expenditures) was $251 million for the quarter, compared to $208 million in the prior year period. Depreciation and amortization expense was $69 million for Q1 2026. At the close of the quarter, the company held $1.16 billion in cash, cash equivalents and short-term investments.
1 ROW = rest-of-world, excluding Greater China region

Financial outlook and guidance
The company provides forward-looking guidance on a non-GAAP basis. The company is unable to provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP reported financial measures because it is unable to predict with reasonable certainty the impact of items such as acquisition-related costs, fair value adjustments to contingent consideration, gains and losses from strategic investments, asset impairments, restructuring activities, and the ultimate outcome of pending litigation, among others, without unreasonable effort. These items are uncertain, inherently difficult to predict, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, the company is unable to address the significance of the unavailable information, which could be material to future results.

Conference call information
The conference call will begin at 1:30 pm Pacific Time (4:30 pm Eastern Time) on Thursday, April 30, 2026. Interested parties may access the live webcast via the Investor Info section of Illumina’s website or directly through the following link - https://illumina-earnings-call-q1-2026.open-exchange.net/. To ensure timely connection, please join at least ten minutes before the scheduled start of the call. A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for diluted earnings per share, gross margin, operating margin, and free cash flow, among others, in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets, among others, that are listed in the reconciliations of GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Non-GAAP operating margin and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) changes in the rate of growth in the markets we serve, including the proteomics market; (ii) the volume, timing and mix of customer orders among our products and services; (iii) our ability to adjust our operating expenses to align with our revenue expectations; (iv) our ability to successfully integrate SomaLogic, Inc. and certain other assets we acquired from Standard BioTools Inc. (the SomaLogic Business) into our existing operations and the SomaLogic Business’ technology and products into our portfolio; (v) our ability to successfully manage partner and customer relationships in the proteomics market; (vi) uncertainty regarding the impact of our inclusion on the “unreliable entities list” by regulatory authorities in China; (vii) uncertainty regarding tariffs imposed or threatened by the U.S. government and its trading partners, related court proceedings or administrative actions (including potential refund or relief programs), and other possible tariffs or trade protection measures and our efforts to mitigate the impact of such tariffs; (viii) our ability to manufacture robust instrumentation and consumables, including the SomaLogic Business’ products; (ix) the success of products and services competitive with our own; (x) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (xi) the impact of recently launched or pre-announced products and services on existing products and services; (xii) our ability to modify our business strategies to accomplish our desired operational goals; (xiii) our ability to realize the anticipated benefits from prior or future actions to streamline and improve our R&D processes, reduce our operating expenses and maximize our revenue growth; (xiv) our ability to further develop and commercialize our instruments, consumables, and products; (xv) to deploy new products, services, and applications, and to expand the markets for our technology platforms; (xvi) the risk of additional litigation arising against us in connection with the GRAIL acquisition; (xvii) our ability to obtain approval by third-party payors to reimburse patients for our products; (xviii) our ability to obtain regulatory clearance for our products from government agencies; (xix) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xx) uncertainty, or adverse economic and business conditions, including as a result of slowing or uncertain economic growth or armed conflict; (xxi) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments; and (xxii) legislative, regulatory and economic developments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as a global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical, and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture, and other emerging segments. To learn more, visit www.illumina.com and connect with us on X, Facebook, LinkedIn, Instagram, TikTok, and YouTube.

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Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	March 29, 2026	December 28, 2025
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,089	$1,418
Short-term investments	66	215
Accounts receivable, net	738	854
Inventory, net	611	564
Prepaid expenses and other current assets	234	238
Total current assets	2,738	3,289
Property and equipment, net	755	759
Operating lease right-of-use assets	371	370
Goodwill	1,284	1,113
Intangible assets, net	430	210
Deferred tax assets, net	458	454
Other assets	523	449
Total assets	$6,559	$6,644

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$218	$240
Accrued liabilities	849	846
Term debt, current portion	499	499
Total current liabilities	1,566	1,585
Operating lease liabilities	475	486
Term debt	1,490	1,490
Other long-term liabilities	352	360
Stockholders’ equity	2,676	2,723
Total liabilities and stockholders’ equity	$6,559	$6,644

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 29, 2026	March 30, 2025
Revenue:
Product revenue	$917	$880
Service and other revenue	174	161
Total revenue	1,091	1,041
Cost of revenue:
Cost of product revenue	273	253
Cost of service and other revenue	80	88
Amortization of acquired intangible assets	17	17
Total cost of revenue	370	358
Gross profit	721	683
Operating expense:
Research and development	240	252
Selling, general and administrative	272	267
Total operating expense	512	519
Income from operations	209	164
Other (expense) income, net	(52)	18
Income before income taxes	157	182
Provision for income taxes	23	51
Net income	$134	$131
Earnings per share:
Basic	$0.88	$0.83
Diluted	$0.87	$0.82
Shares used in computing earnings per share:
Basic	153	159
Diluted	154	159

Illumina, Inc.
Condensed Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended
	March 29, 2026	March 30, 2025
Net cash provided by operating activities	$289	$240
Net cash used in investing activities	(366)	(63)
Net cash used in financing activities	(251)	(195)
Effect of exchange rate changes on cash and cash equivalents	(1)	4
Net decrease in cash and cash equivalents	(329)	(14)
Cash and cash equivalents, beginning of period	1,418	1,127
Cash and cash equivalents, end of period	$1,089	$1,113

Calculation of free cash flow:
Net cash provided by operating activities	$289	$240
Purchases of property and equipment	(38)	(32)
Free cash flow (a)	$251	$208

(a)Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(unaudited)

TABLE 1: RECONCILIATION OF REVENUE GROWTH:

Three Months Ended
March 29, 2026
Revenue growth	4.8%
Impact of acquisitions	(1.7)%
Impact of currency exchange rates	(1.9)%
Organic revenue growth (non-GAAP) (a)	1.2%
Impact of China	2.3%
ROW organic revenue growth (non-GAAP) (a)	3.5%

TABLE 2: RECONCILIATION OF GAAP AND NON-GAAP DILUTED EARNINGS PER SHARE:

	Three Months Ended
	March 29, 2026	March 30, 2025
GAAP diluted earnings per share	$0.87	$0.82
Acquisition-related costs (d)	0.15	0.09
Transformational initiatives (e)	0.04	0.19
Strategic investment loss (gain), net (f)	0.24	(0.21)
Other (g)	—	0.03
Provision for income taxes (h)	(0.15)	0.05
Non-GAAP diluted earnings per share (b)	$1.15	$0.97

TABLE 3: RECONCILIATION OF GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended
(Dollars in millions)	March 29, 2026		March 30, 2025
GAAP gross profit (c)	$721	66.1%	$683	65.6%
Acquisition-related costs (d)	23	2.1%	17	1.6%
Transformational initiatives (e)	—	—%	2	0.2%
Non-GAAP gross profit (b)	$744	68.2%	$702	67.4%

GAAP operating profit	$209	19.2%	$164	15.8%
Acquisition-related costs (d)	24	2.2%	13	1.2%
Transformational initiatives (e)	6	0.5%	30	3.0%
Other (g)	—	—%	5	0.4%
Non-GAAP operating profit (b)	$239	21.9%	$212	20.4%

(a)Organic revenue growth adjusts for the impact from acquisitions and currency movements, which is calculated using comparative prior period foreign exchange rates to translate current period revenue, net of the effects of hedges; Rest of World (ROW) organic revenue growth also adjusts for the impact from our China region.
(b)Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP diluted earnings per share and non-GAAP operating profit exclude the effects of the pro forma adjustments as detailed above. Non-GAAP operating margin and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.
(c)Reconciling amounts are recorded in cost of revenue.
(d)Amounts for Q1 2026 consist primarily of $17 million for amortization of intangible assets (cost of revenue), $15 million related primarily to legal and other expenses for the SomaLogic acquisition (operating expense), and $6 million related to the amortization of an inventory fair value step-up recognized in SomaLogic purchase accounting (cost of revenue), offset by $16 million for fair value adjustments on our contingent consideration liabilities (operating expense). Amounts for Q1 2025 consist of $17 million for amortization of intangible assets (cost of revenue) and $7 million related primarily to legal expenses for the GRAIL acquisition (operating expense), offset by $11 million for fair value adjustments on our contingent consideration liabilities (operating expense).
(e)Amounts for Q1 2026 consist primarily of costs related to implementation efforts to upgrade our ERP system. Amounts for Q1 2025 consist primarily of employee severance costs related to restructuring activities.
(f)Amounts consist of realized and unrealized gains (losses) and impairments on our investments.
(g)Amount consists of $3 million for costs related to board membership changes and $2 million for legal accrual.
(h)Amounts represent the aggregate of the difference between book and tax accounting related to stock-based compensation cost and the tax impact related to non-GAAP adjustments.